EXHIBIT 99.1

Capitol Bancorp Center
200 Washington Square North
Lansing, MI 48933

2777 East Camelback Road
Suite 375
Phoenix, AZ 85016
www.capitolbancorp.com

Contact:
Michael M. Moran
Chief of Capital Markets
877-884-5662

Stephanie Swan
Director of Shareholder Services
517-372-7402

FOR IMMEDIATE RELEASE

Capitol Bancorp Limited Announces Pricing of
$33.5 Million of Trust Preferred Securities

LANSING, Mich., and PHOENIX, Ariz.: July 1, 2008: Capitol Bancorp Limited (NYSE: CBC), today announced that on June 30, 2008, the Corporation priced $33,500,000 aggregate liquidation amount of 10.5% Trust Preferred Securities to be issued by Capitol Trust XII, a statutory trust formed under the laws of the State of Delaware (the “Trust”), representing preferred beneficial interests in the Trust (the “Trust Preferred Securities”) in an underwritten public offering at $10 per Trust Preferred Security.  The Trust has also granted the underwriters a 30-day option to purchase up to 502,500 of Trust Preferred Securities to cover over-allotments, if any.  The offering is scheduled to close on July 7, 2008.

Each Trust Preferred Security will pay cash distributions at the annual rate of 10.5% of the stated liquidation amount of $10 per security, payable quarterly in arrears beginning September 30, 2008.  The maturity date of the Trust Preferred Securities is September 30, 2038.

Capitol Bancorp’s Chairman and CEO Joseph D. Reid said, “In what clearly continues to be a turbulent and volatile market for the banking sector, we are pleased to announce this non-equity capital raise that will serve to support our continued organic growth while further strengthening the depth of our resources during these uncertain times.  We view this initiative as dovetailing with our approach to have Capitol Bancorp possess an ‘abundance of caution’ by incrementally augmenting our existing $700+ million in total capital funds, while also positioning the Corporation to opportunistically capitalize on business opportunities that inherently materialize in these kind of markets.”  Added Reid, “We are impressed with the efforts and professionalism of our underwriters, led by Chicago-based Howe Barnes Hoefer & Arnett, in seeing this offering to completion in this challenging market.”

The managing underwriters (the “Underwriters”) of the offering are Howe Barnes Hoefer & Arnett; Keefe, Bruyette & Woods; and Sandler O’Neill & Partners, L.P.  A copy of the final prospectus relating to the offering may be obtained from Howe Barnes Hoefer & Arnett, 222 South Riverside Plaza, Seventh Floor, Chicago, Illinois 60606 or toll-free at 800-800-4693.

These Trust Preferred Securities have been registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on Form S-3 (File Nos. 333-151111 and 333-151111-04).  Application has been made to list the Capitol Trust XII Trust Preferred Securities on the New York Stock Exchange.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $5.1 billion national community bank development company, with a network of 64 separately chartered banks in 17 states.  It is the holder of the most individual bank charters in the country.  Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages and provides efficient services to its growing network of community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community. Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

Forward Looking Statement
Certain statements in this announcement contain forward-looking statements that are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors.

All forward-looking statements speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to the company or any person acting on the company’s behalf are qualified by the cautionary statements in this press release. The company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.
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